UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ryerson Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ryerson Inc. posted the following voting material on its Internet website at www.ryerson.com:

Important Information

About Voting Your Ryerson Proxy

•	To support Ryerson’s director nominees, you must vote the WHITE proxy card.

•	Vote the WHITE proxy card today either by signing, dating and returning the WHITE proxy card or by voting by telephone or the Internet as described on the WHITE proxy card.

•	Discard all GREEN proxy cards – if the last proxy card submitted is the GREEN proxy card, none of your votes on the WHITE proxy card will be valid.

•	If you have previously voted the GREEN proxy card, please sign, date and return the enclosed WHITE proxy card so that your latest vote is a vote for the Ryerson Board.

•	DO NOT VOTE THE GREEN PROXY CARD – VOTE THE WHITE PROXY CARD ONLY.

•	If you have not received your WHITE proxy card, please contact MacKenzie Partners at 800-322-2885.

Shareholders can vote by mail, telephone or Internet by following the instructions on the enclosed WHITE proxy card. If you have any questions or need assistance in voting your WHITE proxy card, please contact our proxy solicitor:

E-mail: proxy@mackenziepartners.com Call Collect: (212) 929-5500 or TOLL-FREE: (800) 322-2885

In connection with the 2007 Annual Meeting of Stockholders, Ryerson has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement and form of proxy were mailed to all stockholders of Ryerson as of the record date for the 2007 Annual Meeting. Stockholders are urged to read the proxy statement and other relevant materials because they contain important information. Stockholders may obtain a free copy of the proxy statement and other relevant documents that Ryerson files with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and these other documents may be accessed at www.ryerson.com or obtained free from Ryerson by directing a request to Ryerson Inc., ATTN: Investor Relations, 2621 West 15th Place, Chicago, IL 60608.